UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2007

SCICLONE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Mariner’s Island Blvd., Suite 205
San Mateo, California 94404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (650) 358-3456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01.	Entry into a Material Definitive Agreement.

On April 25, 2007, SciClone Pharmaceuticals, Inc. (the “Company”) entered into an Assignment and Purchase Agreement with Avantogen Limited, Avantogen Oncology, Inc., (“AOI”), and Resistys, Inc., a subsidiary of AOI (together, the “Avantogen Agreements”).  On that date, the Company also entered into an Amended and Restated License Agreement and a Supply Agreement for Licensed Product with RESprotect GmbH (“RESprotect”) (together with the Avantogen Agreements, the “Agreements”).  Pursuant to the Agreements, the Company acquired the exclusive rights in the United States and Canada to develop and commercialize RP101, a clinical-stage compound for use in combination with standard chemotherapy for the treatment of cancer.  Under the terms of the Agreements, the Company will pay approximately $1.7 million in upfront fees, and possible future payments including a $1.3 million milestone payment upon initiation of a phase 2 clinical trial, post-phase 3 success-based regulatory and commercial milestone payments up to $22 million, and royalties on future sales to AOI and RESprotect.  The Company also has the right to buyout its future royalty obligations to AOI upon the occurrence of certain milestone events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCICLONE PHARMACEUTICALS, INC.
Dated: May 1, 2007

/s/ Richard A. Waldron
Richard A. Waldron
Executive Vice President and
Chief Financial Officer